Exhibit 4.3.1

                            LIGHTHOUSE HOLDINGS, INC.

                             1999 STOCK OPTION PLAN

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                            LIGHTHOUSE HOLDINGS, INC.
                             1999 STOCK OPTION PLAN
                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I......................................................................4


ARTICLE II.....................................................................4


ARTICLE III....................................................................8
         3.1 Committee Structure...............................................8
         3.2 Committee Authority...............................................8


ARTICLE IV....................................................................10
         4.1 Number of Shares.................................................10
         4.2 Release of Shares................................................10
         4.3 Restrictions on Shares...........................................10
         4.4 Stockholder Rights...............................................10
         4.5 Anti-Dilution....................................................11
         4.6 No Registration Rights...........................................11


ARTICLE V.....................................................................11


ARTICLE VI....................................................................12
         6.1 General..........................................................12
         6.2 Grant............................................................12
         6.3 Terms and Conditions.............................................12
         6.4 Exercisability...................................................14
         6.5 Cashing Out of Option............................................16


ARTICLE VII...................................................................16
         7.1 Transfer of Shares...............................................16
         7.2 Limited Transfer During Offering.................................17
         7.3 Committee Discretion.............................................17
         7.4 No Company Obligation............................................17


ARTICLE VIII..................................................................17


ARTICLE IX....................................................................18
         9.1 Amendments and Termination.......................................18
         9.2 Unfunded Status of Plan..........................................19
         9.3 General Provisions...............................................19
         9.4 Mitigation of Excise Tax.........................................20
         9.5 Rights with Respect to Continuance of Employment.................20
         9.6 Options in Substitution for Options Granted by Other Corporations20
         9.7 Procedure for Adoption...........................................21
         9.8 Procedure for Withdrawal.........................................21
         9.9 Withholding......................................................21
         9.10 Delay...........................................................21
         9.11 Headings........................................................21
         9.12 Severability....................................................21
         9.13 Successors and Assigns..........................................22
         9.14 Entire Option Agreement.........................................22
         9.15 Other Company Plans.............................................22

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                            LIGHTHOUSE HOLDINGS, INC.

                             1999 STOCK OPTION PLAN


                                    ARTICLE I

                                  ESTABLISHMENT

         The Lighthouse Holdings, Inc. 1999 Stock Option Plan is hereby established by Lighthouse Holdings, Inc. to promote its overall financial objectives by allowing certain directors, officers, employees and other persons to participate in its long-term growth. This Plan and the grant of Incentive Stock Options hereunder is expressly conditioned upon the approval of this Plan by the holders of a majority of the Company's stock entitled to vote on matters submitted to the Company's shareholders to the extent required, and solely to insure that any Incentive Stock Option granted hereunder will qualify as such. This Plan is adopted by the Company effective as of [January 1, 1999].


                                   ARTICLE II

                                   DEFINITIONS

         For purposes of this Plan, the following terms are defined as set forth below:

         "Affiliate" means, with respect to the Company, any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity that (i) directly or indirectly is controlled by, controls or is under common control with the Company or (ii) from time to time is otherwise designated as an "Affiliate" for purposes hereunder by the Committee.

         "Board" means the Board of Directors of the Company or the Executive Committee thereof.

         "Cause" means any act or omission that permits the Company or an Affiliate to terminate a written agreement or arrangement between a Participant and the Company or such Affiliate for "cause" as defined in such agreement or arrangement, or if there is no such agreement or arrangement (or "cause" is not defined therein), then Cause shall mean any act or omission (i) that violates the Company's or an Affiliate's established practices, policies or guidelines applicable to a Participant, (ii) that constitutes willful misconduct, dishonesty or fraud, (iii) that constitutes competing with the Company, either directly or indirectly, including accepting employment with a competitor of the Company within three (3) months of termination of Participant's employment with the Company for any reason or (iv) that is materially detrimental to the best interests of the Company or any Affiliate. The determination of Cause for purposes of this Plan shall be made in the sole and absolute discretion of the Committee and shall not be construed to be an admission of cause for any other purpose.

         "Code" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

         "Commission" means the Securities and Exchange Commission or any successor agency.

         "Committee" means the person or persons appointed by the Board to administer this Plan, as further described in Section 3.1 below.

         "Common Stock" means shares of the Company's Class B Non-Voting Common Stock, $0.0001 par value, whether presently or hereafter issued, any other stock or security resulting from adjustment thereof as described in Section 4.5 below or the common stock of any successor to the Company that is designated by the Committee as "Common Stock" for the purpose of this Plan.

         "Company" means Lighthouse Holdings, Inc., a Delaware corporation, any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged, or any assignee of or successor to substantially all of the assets of the Company.

         "Disability" means any situation that permits the Company or an Affiliate to terminate a written agreement or arrangement between a Participant and the Company or such Affiliate due to "disability" as defined in such agreement or arrangement, or if there is no such agreement or arrangement (or "disability" is not defined therein), then Disability shall mean (i) a mental or physical illness that entitles the Participant to receive benefits under any long term disability plan of the Company or any Affiliate under which the Participant is covered or (ii) a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (a) a willfully self-inflicted injury or willfully self-induced sickness, or (b) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability for purposes of this Plan shall be made in the sole and absolute discretion of the Committee and shall not be construed to be an admission of disability for any other purpose.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fair Market Value" means the average of the closing prices of the sales of the Company's common stock on all securities exchanges on which such common stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such common stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or if on any day such common stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 consecutive business days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Company's shares are not listed on any exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such common stock determined in the good faith judgment of the Board. Such determination of the fair value of the common stock shall be made without giving effect to any discount for lack of liquidity, or any premium or discount for the ability or lack thereof of a holder to control or exert a controlling influence on the affairs of the Company. Such determination also shall assume that all options, warrants and other securities exchangeable for, convertible into or exercisable for, the Company's capital stock have been so exchanged, converted or exercised.

         "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

         "Nonqualified Stock Option" means any Option other than an Incentive Stock Option.

         "Option" means an option granted under this Plan and an Option Agreement, as more particularly described in Article VI below.

         "Option Agreement" means any and all agreement(s) entered into pursuant to this Plan pursuant to which an Option is granted to a Participant.

         "Option Period" means the period during which the Option shall be or become exercisable in accordance with an Option Agreement and/or Article VI below.

         "Option Price" means the price at which Common Stock may be purchased upon the exercise of an Option as provided in an Option Agreement and subject to
Section 6.3 below.

         "Participant" means (i) a person who satisfies the eligibility conditions of Article V below and to whom an Option has been granted by the Committee under this Plan, (ii) an appointed Representative of a Participant or former spouse, (iii) a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or (iv) a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, in each case to the extent permitted by the Committee and consistent with Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the original Participant and not such Representative, trust or custodian.

         "Plan" means the Lighthouse Holdings, Inc. 1999 Stock Option Plan as herein set forth and as may be amended from time to time.

         "Public Offering" means the initial public offering of shares of the Company's common stock under the Securities Act.

         "Representative" means (i) the person or entity lawfully acting as the executor or administrator of a Participant's estate, (ii) the person or entity lawfully acting as the guardian or temporary guardian of a Participant, (iii) the person or entity that is the beneficiary of a Participant upon or following such Participant's death, or (iv) any person to whom an Option has been permissibly transferred pursuant to a domestic relations order; provided that only one of the foregoing shall be a Representative at any point in time as determined under applicable law and as recognized by the Committee in its sole and absolute discretion.

         "Rule 16b-3" means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means any person or entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or equity interests of such person or entity are at the time owned or controlled, directly or indirectly, by the Company.

         "Termination of Employment" means the occurrence of any act or event, whether pursuant to a written employment agreement or otherwise, that actually or effectively causes or results in a person ceasing to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or any Affiliate, including, without limitation, death, Disability, dismissal with or without Cause or resignation. In addition, Termination of Employment shall be deemed to have occurred with respect to an employee of an Affiliate if such Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or another Affiliate.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Committee Structure. This Plan shall be administered by a Committee comprised of three or more members of the Board (or such other number as determined by the Board), at least one of which shall be the Chief Executive Officer of the Company for so long as he or she shall be a member of the Board. On and after a Public Offering, the Committee shall be comprised of such number of "disinterested persons" as is necessary to meet the requirements of Rule 16b-3 and such number of "outside directors" as is necessary to meet the requirements of Section 162(m) of the Code. A member of the Committee shall not be eligible to receive any grant of an Option hereunder, or any grant or award of any equity securities pursuant to any other plan of the Company or any plan of an Affiliate, for one year prior to, during and for one year following such member's service on the Committee, unless the grant of such Option and the terms and conditions thereof shall be approved by a majority of the members of the full Board meeting the criteria set forth in the immediately preceding sentence. A member of the Committee shall not exercise any discretion respecting awards to, or decisions affecting, himself or herself under this Plan. At all meetings of the Committee, members entitled to cast a majority of the votes of the entire Committee shall constitute a quorum for the transaction of business and the act of members entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Committee. The Committee shall in all respects be subject to the provisions of the Company's charter documents and bylaws pertaining to committees of the Board. The Committee may be the Compensation Committee, or any other committee, of the Board, provided that such committee otherwise meets the criteria set forth for the Committee hereunder.

         3.2 Committee Authority. Subject to Section 3.1 above and the other terms of this Plan, the Committee shall have the authority, among other things, to:

         (i) select those persons to whom Options may be granted from time to time;

         (ii) determine whether and to what extent Options are to be granted hereunder;

         (iii) determine the amount of Common Stock underlying an Option;

         (iv) determine the terms and conditions of any Option (including, but not limited to, the Option Period, the amount, form and manner of payment of the Option Price, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Option and the underlying Common Stock);

         (v) adjust the terms and conditions, at any time or from time to time, of any Option or Option Agreement, subject to the limitations of Section 9.1 below;

         (vi) determine what securities law requirements are applicable to this Plan, the Options and the issuance of Common Stock upon the exercise of an Option and to require that appropriate action be taken by a Participant with respect to such requirements;

         (vii) cancel outstanding Options, with the consent of the Participant or as otherwise provided in this Plan or an Option Agreement;

         (viii) require as a condition of the exercise of an Option or the issuance or transfer of underlying Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

         (ix) determine whether and with what effect an individual has incurred a Termination of Employment;

         (x) determine whether the Company or any other person has a right or obligation to purchase Common Stock or Options from a Participant and, if so, the terms and conditions of such purchase;

         (xi) determine the restrictions or limitations on the transfer of Common Stock issued upon exercise of an Option; and

         (xii) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties hereunder.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of this Plan and any Option issued under this Plan (and any Option Agreement) and to otherwise supervise the administration of this Plan. The Committee's policies and procedures may differ with respect to Options granted at different times.

         Unless otherwise specifically provided herein, any determination made by the Committee pursuant to the provisions of this Plan shall be made in its sole and absolute discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of this Plan or an Option Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, Affiliates and Participants. Any determination shall not be subject to de novo review if challenged in court.


                                   ARTICLE IV

                            STOCK UNDERLYING OPTIONS

         4.1 Number of Shares. Subject to adjustment under Section 4.5 below, the total amount of Common Stock reserved and available for distribution upon the exercise of Options granted under this Plan shall be Three Hundred Thousand (300,000) shares, which shares will have been authorized for issuance upon the approval of this Plan by the Company's shareholders. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         4.2 Release of Shares. If any Common Stock previously issuable upon the exercise of an Option ceases to be subject to such Option, if any Common Stock subject to any Option is forfeited, if any Option otherwise terminates without the issuance of any Common Stock being made to a Participant or if any shares (whether or not restricted) of Common Stock are received or retained by the Company in connection with the exercise of and as payment for an Option or pursuant to a repurchase right of the Company set forth in an Option Agreement or otherwise, then any and all such Common Stock, in the sole and absolute discretion of the Committee, again may be made available for distribution upon the exercise of Options granted under this Plan.

         4.3 Restrictions on Shares. Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole and absolute discretion may determine or provide in the Option Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property upon exercise of an Option unless (i) a registration statement under the Securities Act is effective with respect to such issuance or delivery or, in the opinion of counsel acceptable to the Committee, an exemption under the Securities Act with respect thereto is available and (ii) any applicable withholding obligation is satisfied in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate representing Common Stock to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations, take such actions and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise including, without limitation, becoming signatories to the Investor Agreement dated as of October 6, 1998 among the Company and certain of its stockholders, and any other agreements among the Company's investors the Committee may require.

         4.4 Stockholder Rights. No person shall have any rights of a stockholder as to Common Stock underlying an Option until such Common Stock has been recorded on the Company's official stockholder records as having been issued or transferred. Subject to Section 4.3 above, the Company will issue Common Stock upon exercise of an Option within thirty (30) days following such exercise and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights with respect to Common Stock if the applicable record date is prior to the date such Common Stock is recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Option Agreement.

         4.5 Anti-Dilution. In the event of (i) any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), (ii) the sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), (iii) a reorganization, rights offering, partial or complete liquidation, or (iv) any other corporate transaction, Company stock offering or event involving the Company and having an effect similar to any of the foregoing, the Committee shall adjust or substitute, as the case may be, the Common Stock available upon exercise of Options to be granted hereunder, the Common Stock underlying outstanding Options, the Option Price of outstanding Options and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to account equitably for the effects of such changes to the Participants (including the making of distributions of property and/or cash to holders of Options as if they had exercised those Options that they would have been entitled to exercise at the time of such distribution).

         4.6 No Registration Rights. Unless otherwise specifically provided in an Option Agreement, no registration rights are granted with respect to any Common Stock which may be received pursuant to the exercise of an Option granted under this Plan.


                                    ARTICLE V

                                   ELIGIBILITY

         Except as herein provided, officers, directors, employees, independent contractors or other service providers of the Company or any Affiliate including, without limitation, the officers, directors and employees of any other entity which provides services to the Company or any Affiliate, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates shall be eligible to participate in this Plan. In making any selection of persons to be granted Options and in determining the terms of the Options, the Committee may give consideration to the functions and responsibilities of the person's contribution to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee, in its sole and absolute discretion, from time to time may designate persons otherwise eligible to participate in this Plan as ineligible to so participate.


                                   ARTICLE VI

                                     OPTIONS

         6.1 General. The Committee may grant Options at any time and from time to time, alone or in addition to other Options, as either Incentive Stock Options or Nonqualified Stock Options. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the
Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Option Agreement (the terms and provisions of which may differ from other Option Agreements) including, without limitation, the form and manner of payment of the Option Price. At no time shall any one Participant hold Options exercisable for more than thirty percent (30%) of the total Common Stock reserved pursuant to this Plan for issuance upon exercise of Options.

         6.2 Grant. The grant of each Option shall occur as of the date the Committee determines and be evidenced by an Option Agreement in a form determined by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan. Only a person who is a common-law employee of the Company or a subsidiary of the Company (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option. Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive
Stock Option under such Section 422. No Options shall be granted to a Participant during any calendar year, if the Committee believes Section 162(m) of the Code may be applicable to such Participant and if the exercise of such Options would result in a loss of deductions under Section 162(m) of the Code.

         6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

              (i) Option Period. The Option Period of each Option shall be fixed by the Committee provided that no Nonqualified Stock Option shall be exercisable for more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed (10) years from the date of grant or, in the case of an individual who owns more than ten percent (10%) of the combined voting power of all stock of the Company or a corporation which is a parent corporation or any subsidiary of the Company (each as defined in Section 424 of the Code), five (5) years from the date of grant. No Option shall be granted more than ten (10) years from the effective date of this Plan.

              (ii) Option Price. The Option Price shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all stock of the Company or a corporation which is a parent corporation or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Fair Market Value per share.

              (iii) Exercise. Subject to Section 6.4 and Article VIII below, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of any Option. Exercises of Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable.

              (iv) Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise Options, in whole or in part, at any time during the Option Period by the delivery to the Company of written notice, in a form satisfactory to the Committee. Such notice shall be accompanied by payment in full of the Option Price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (a) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (b) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(v) below; (c) by authorizing the Company to retain Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (d) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in each case in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless exercise"); or (e) by any combination of the foregoing. In the case of an Incentive Stock Option, the payment of the Option Price in the form of already owned shares of Common Stock may be authorized only at the time the Option is granted. No Common Stock shall be issued until full payment therefor has been made.

              (v) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Option Agreement and the sole and absolute discretion of the Committee, the Company may at the request of the Participant:

         (a) lend to the Participant, with recourse, an amount equal to such portion of the Option Price as the Committee may determine; or

         (b)      guarantee  a  loan   obtained  by  the   Participant   from  a
                  third-party for the purpose of tendering the Option Price.

The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (x) the aggregate Fair Market Value of the Common Stock on the date of exercise less the aggregate par value of the Common Stock to be purchased upon the exercise of the Option, or (y) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency.

              (vi)  Non-transferability of Options. Except as provided herein or in an Option Agreement, no Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. If the Committee adopts Securities Exchange Act Release 34-28869 of the Commission, the Committee may permit an Option to be transferred pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in Section 414 of the Code if such Section 414 applied to the Option, but only to the extent consistent with an Option's intended status as an Incentive Stock Option. If the Common Stock is publicly traded, and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Option Agreement, every Option granted hereunder shall be freely transferable but only if such transfer is exempt under Rule 16b-3.

         6.4      Exercisability.

              (i) Vesting. Unless terminated or accelerated as set forth herein or in an Option Agreement, Options shall be exercisable in accordance with the following schedule:

                                                         Percentage of an Option
Grant Date Anniversary                                         Exercisable

Prior to the first anniversary                                      0%
of the date of grant

On or after the first anniversary                                  20%
of the date of grant

On or after the second anniversary                                 40%
of the date of grant

On or after the third anniversary                                  60%
of the date of grant

On or after the fourth anniversary                                 80%
of the date of grant

On or after the fifth anniversary                                 100%
of the date of grant


Notwithstanding the foregoing, Options will not be deemed to be Incentive Stock Options to the extent that the Fair Market Value of the Options exercisable for the first time by a Participant during any calendar year under the Plan (and all plans of the Company or any Subsidiary) exceed $100,000.

         [Discuss  acceleration on (i) death or Disability,  (ii) Approved Sale,
(iii) Termination of Employment without Cause or (iv) Public Offering]

              (ii) Termination by Reason of Death. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, then any unexpired and unexercised Option held by such Participant shall thereafter be exercisable (but only to the extent such Option is otherwise exercisable on the date of death) only until the earlier of (a) the six month anniversary of the date of such death, or (b) the expiration of the Option Period.

              (iii)  Termination  by  Reason  of  Disability.  Unless  otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, then any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable (but only to the extent such Option is otherwise exercisable on the date of determination of Disability) by the Participant only until the earlier of (a) the six month anniversary of the date of determination of Disability, or
(b) the expiration of the Option Period. A Participant's death at any time following a Termination of Employment due to Disability shall not affect the foregoing. If, upon Termination of Employment by reason of Disability, an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Stock Option.

              (iv) Other Termination. Unless otherwise provided in an Option Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to dismissal of the Participant without Cause, then any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable (but only to the extent such Option is otherwise exercisable on the date of determination of such Termination of Employment) by the Participant only until the earlier of (a) the three month anniversary of the date of Termination of Employment or (b) the expiration of the Option Period. If the Participant incurs a Termination of Employment that is either voluntary on the part of the Participant or is due to a dismissal of Participant with Cause, the Option (whether vested or unvested) shall terminate immediately and, to the extent not exercised prior to such Termination of Employment, shall no longer be exercisable in whole or in part. The death or Disability of a Participant after a Termination of Employment otherwise provided in this subsection (iv) shall not extend the time otherwise permitted to exercise an Option or affect the termination of an Option.

         6.5 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or any part the Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the exercise over the Option Price of such Common Stock. Cash outs relating to Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable.


                                   ARTICLE VII

              PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER OPTIONS

         7.1 Transfer of Shares. The Common Stock received pursuant to an Option shall at all times be subject to those transfer and repurchase restrictions set forth in the Option Agreement and otherwise set forth herein; provided that a Participant may at any time make a transfer of Common Stock received pursuant to the exercise of an Option to his or her parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants. Any transfer of Common Stock received pursuant to the exercise of an Option shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of this Plan, and any provision respecting Common Stock under the Option Agreement, provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

         7.2 Limited Transfer During Offering. If there is an effective registration statement under the Securities Act pursuant to which Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

         7.3 Committee Discretion. The Committee may in its sole and absolute discretion include in any Option Agreement an obligation that the Company purchase a Participant's Common Stock received upon the exercise of an Option (including the purchase of any unexercised Options which have not expired), or may obligate a Participant to sell Common Stock to the Company upon such terms and conditions as the Committee may determine in its sole and absolute discretion and set forth in an Option Agreement. The provisions of this Article VII shall be construed by the Committee in its sole and absolute discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision in this Plan to the contrary, upon determination by the Committee, the Company may assign its right to purchase Common Stock pursuant to this Article VII, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of Common Stock.

         7.4 No Company Obligation. None of the Company, any Affiliate, or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Option or the Company's purchase of Common Stock or an Option from such holder in accordance with the terms hereof.


                                  ARTICLE VIII

                                  APPROVED SALE

         Upon the consummation of an Approved Sale (as defined below), any unexpired and unexercised Options [shall be immediately vested, and], to the extent not exercised as of the consummation of the Approved Sale, may be repurchased by the Company in connection with such Approved Sale. The amount to be paid for the repurchase of such Options shall be equal to the difference resulting from subtracting the Option Price from the price per share of Common Stock the Participant would have received in the Approved Sale if such Option had been exercised prior to the Approved Sale, multiplied by the number of Options repurchased. In addition, the form and timing of such payment shall be the same as the Participant would have received in the Approved Sale if such Options had been exercised prior to the Approved Sale.

         In the event of an Approved Sale of the Company, Participant shall consent to and raise no objection to the Approved Sale, and if the Approved Sale is structured as a sale of stock, if required, Participant shall agree to sell the Option Shares (and all other shares of the capital stock of the Company owned by Participant) on the terms and conditions approved by the Board. Participant shall take all necessary and desirable actions in connection with the consummation of the Approved Sale. The obligations of Participant with respect to an Approved Sale are subject to the satisfaction of the following condition: upon the consummation of the Approved Sale, all holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any such holders in their capacity as holders of Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option. Participant and any other holders of shares of Common Stock shall bear their pro rata share (based on the number of shares sold) of the costs of any sale of shares of Common Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company. Costs incurred by holders of Common Stock (including Participant) on their own behalf will not be considered costs of a transaction hereunder. As used herein, "Approved Sale" means a Change in Control or Fundamental Change (as such terms are defined in the Company's Amended and Restated Certificate of Incorporation) that is approved by the Board.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1  Amendments  and  Termination.  The  Board  may  amend,  alter,  or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would (i) impair the rights of a Participant under a Option theretofore granted without the Participant's consent, except to the extent such an amendment would cause this Plan to qualify for the exemption provided by Rule 16b-3 or (ii) disqualify this Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of a majority of the Company's stockholders to the extent such approval is required by law or agreement.

         The Committee may amend this Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Option theretofore granted without the Participant's consent, (b) no amendment shall disqualify this Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

         The Committee may amend the terms of any Option or Option Agreement, provided that no such amendment shall impair the rights of any Participant without the Participant's consent, except an amendment made to cause this Plan or an Option to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher Option Prices, but no such substitution shall be made that would impair the rights of Participants under such Option theretofore granted without the Participant's consent.

         Subject to the above provisions, the Board shall have authority to amend this Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Options which qualify for beneficial treatment under such rules without stockholder approval.

         9.2 Unfunded Status of Plan. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; so long as (unless the Committee otherwise determines) the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

         9.3      General Provisions.

              (i) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution or transfer thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

              (ii) No Additional Obligation. Nothing contained in this Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees, directors or other persons or entities eligible to participate in this Plan.

              (iii) Withholding. A Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company (or other entity identified by the Committee) regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction, immediately upon the request of the Company. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

              (iv) Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts otherwise payable the Participant are to be paid upon such Participant's death.

              (v) Governing Law. This Plan and all Options made and actions taken hereunder and under any Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, any Affiliate, any member of the Committee, any member of the Board or any Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

              (vi) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Common Stock, cash or other thing of value under this Plan or an Option Agreement to be transferred to the Participant, and no Common Stock, cash or other thing of value under this Plan or an Option Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

         9.4 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 9.4), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 9.4 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes.

         9.5 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship, contractual or otherwise, between the Company or an Affiliate and a Participant. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. Neither the Company nor any Affiliate shall have any obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

         9.6 Options in Substitution for Options Granted by Other Corporations. Options may be granted under this Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees, directors, or service providers of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under this Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

         9.7 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board and subject to such conditions as may be imposed by the Board, adopt this Plan for the benefit of its employees as of the date specified in the board resolution.

         9.8 Procedure for Withdrawal. Any Affiliate which has adopted this Plan may, by resolution of its board of directors, with the consent of the Board and subject to such conditions as may be imposed by the Board, terminate its adoption of this Plan as of the date specified in the board resolution.

         9.9 Withholding. If the Participant disposes of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

         9.10 Delay. If at any time a Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under this Plan or an Option Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period. The Company shall have the right to suspend or delay any time period described in this Plan or an Option Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of this Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Plan.

         9.11 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

         9.12 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

         9.13 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

         9.14 Entire Option Agreement. This Plan and the Option Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and the Option Agreement, the terms and conditions of this Plan shall control.

         9.15 Other Company Plans. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Participants in the Plan may also participate. No Option granted under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which a Participant is eligible unless any such insurance, pension or other benefit is granted under a plan that expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan, or except where the Board expressly determines that inclusion of an Option or any portion of an Option should be made to accurately reflect competitive compensation practices or to recognize that an Option has been granted in lieu of a portion of competitive annual cash compensation.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Plan effective as of [January 1, 1999].


                                         LIGHTHOUSE HOLDINGS, INC.

                                         By:/s/Terence M. Graunke
                                            ------------------------------------
                                            Terence M. Graunke, Chief Executive
                                            Officer